UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

AFFINITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-113982	13-3377709
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive	(805) 667-4100
Ventura, CA 93001	(Registrant’s telephone
(Address of executive offices)	number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On September 8, 2008, Affinity Group, Inc. (the “Company”) amended its Amended and Restated Credit Agreement dated as of June 24, 2003 (the “Senior Credit Facility”) to permit Letters of Credit (“LC”) issued under the existing Credit Agreement to have an expiration or termination date on or after the Revolving Credit Maturity Date (June 24, 2009).  The maximum amount of LC’s outstanding may not exceed $7.5 million and any LC’s that will be in place 90 days prior to Revolving Credit Maturity Day will be cash collateralized.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Shell company transactions:  N/A

d. Exhibits

Exhibit 99.1 Ninth Amendment to Credit Agreement dated September 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP, INC.
(Registrant)

Date: September 10, 2008	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer